Exhibit 5.2

THOMAS A. ANSLEY HAROLD I. APOLINSKY JOHN BAGGETTE	EDWARD M. FRIEND, III RUSSELL CARTER GACHE’ STEPHEN R. GEISLER	2311 Highland Avenue South Birmingham, Alabama 35205 Reply to: Post Office Box 55727 Birmingham, Alabama 35255-5727 Telephone (205) 930-5100 Facsimile (205) 930-5101	CHERYL HOWELL OSWALT LENORA WALKER PATE STEPHEN B. PORTERFIELD	REGISTERED PATENT ATTORNEYS: C. BRANDON BROWNING RUSSELL CARTER GACHE’
KATHERINE N. BARR	GAILE PUGH GRATTON		SHAUN K. RAMEY	J. JEFFERY RICH
S. TRAVIS BARTEE	PETER J. HARDIN		CYNTHIA RANSBURG-BROWN
ROBERT R. BAUGH	JACK E. HELD		C. LEE REEVES	OF COUNSEL:
ROBIN L. BEARDSLEY	JERRY E. HELD		MATTHEW B. REEVES	JULIE W. JORDAN
CHRISTOPHER S. BERDY	ERIN E. HESLIP		J. JEFFERY RICH	LEIGH A. KAYLOR
JOSEPH S. BLUESTEIN	W. MICHAEL HILL, JR.		JOE H. RITCH	STUART LEACH
CHRISTOPHER A. BOTTCHER	CRYSTAL H. HOLMES		JOSEPH T. RITCHEY	COLLEEN McCULLOUGH
STEVEN A. BRICKMAN	KAYE K. HOUSER		KELLI F. ROBINSON	WANDA S. McNEIL
C. BRANDON BROWNING	JOHN M. HUNTER		MEAGHAN E. RYAN	JOEL A. MENDLER
JOHN P. BURBACH	ELIZABETH H. HUTCHINS		MAURICE L. SHEVIN	DIANE C. MURRAY
DANIEL J. BURNICK	TRAVIS S. JACKSON		TANYA K. SHUNNARA	DAVID M. O’BRIEN
TIMOTHY A. BUSH	DONALD E. JOHNSON		J. SCOTT SIMS	MICHAEL R. PILLSBURY
JULIAN D. BUTLER	SHIRLEY M. JUSTICE		BRADLEY J. SKLAR	GINNY COCHRAN RUTLEDGE
W. TODD CARLISLE	RONALD A. LEVITT		ANTHONY R. SMITH	JAMES R. STURDIVANT
JAMES B. CARLSON	MICHAEL B. MADDOX		KYLE T. SMITH	JEFF G. UNDERWOOD
JOHN GREGORY CARWIE	JAY G. MAPLES		RODERIC G. STEAKLEY	VICTOR S. VASILE
FRED L. COFFEY, JR.	MARCUS M. MAPLES		CRAIG M. STEPHENS	SANDRA L. VINIK
RICHARD COHN	MELINDA M. MATHEWS		JUDITH F. TODD	CAROLINE E. WALKER
STEPHEN G. COLLINS	J. RUSHTON McCLEES		THOMAS G. TUTTEN, JR.	SUSANNAH R. WALKER
JOHN H. COOPER	KERRY P. McINERNEY		GEORGE M. VAN TASSEL, JR.	CYNTHIA W. WILLIAMS
KRISTEN S. CROSS	DAVID R. MELLON		JAMES E. VANN
R. RYAN DAUGHERTY	JEFFREY G. MILLER		JOSE D. VEGA
J. MASON DAVIS, JR.	RICHARD L. MORRIS		JAMES S. WILLIAMS	MORRIS K. SIROTE (1909-1994)
TIMOTHY D. DAVIS	T. JULIAN MOTES		CATHERINE L. WILSON	JAMES L. PERMUTT (1910-2005)
GREGGORY M. DEITSCH	J. SANFORD MULLINS, III		DAVID M. WOOLDRID	GE E. M. FRIEND, JR. (1912-1995)
CHARLES R. DRIGGARS	R. MICHAEL MURPHY		DONALD M. WRIGHT	WILLIAM G. WEST, JR. (1922-1975)
JAIME C. ERDBERG	GEORGE M. NEAL, JR.		PETER M. WRIGHT	MAYER U. NEWFIELD (1905-2000)
KARL B. FRIEDMAN	MARY BLANCHE NEESE	March 12, 2009
SAMUEL D. FRIEDMAN	RODNEY E. NOLEN
Board of Trustees
Colonial Properties Trust
2101 Sixth Avenue North
Suite 750
Birmingham, Alabama 35202
Ladies and Gentlemen:
          We have acted as special Alabama counsel to Colonial Properties Trust, an Alabama real estate investment trust (the “Company”), in connection with its registration statement on Form S-3 (the “Registration Statement”) filed with the United States Securities and Exchange Commission, relating to the proposed public offering of up to 7,000,000 common shares of beneficial interest, par value $0.01 per share, of the Company (the “Shares”), all of which may be sold from time to time on a delayed or continuous basis in connection with the Company’s Direct Investment Program (the “Program”), as set forth in the prospectus which forms a part of the Registration Statement. This Opinion Letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.
          For purposes of this Opinion Letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinion hereinafter expressed (the “Documents”). In our examination of such Documents, we have assumed the genuineness of all signatures thereon, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents, and the conformity to authentic original documents of all of the Documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the Documents so reviewed, and we have not independently established the facts so relied on. This Opinion Letter is given, and all statements herein are made, in the context of the foregoing.
          For purposes of this Opinion Letter, we have assumed that (i) the Shares will not be issued in violation of the ownership limits contained in the Company’s Declaration of Trust; (ii) at the time of the offer, issuance and sale of any Shares, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) if being sold by the issuer thereof, the Shares will be delivered against payment of valid consideration therefor as contemplated by the Registration Statement and the Program; and (iv) the Company will remain an Alabama Real Estate Investment Trust.

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2311 Highland Avenue South	305 Church Street/Suite 800	One St. Louis Centre/Suite 1000
Birmingham, Alabama 35205	Huntsville, Alabama 35801	Mobile, Alabama 36602
Main: (205) 930-5100	Main: (256) 536-1711	Main: (251) 432-1671
http://www.sirote.com

Board of Trustees
Colonial Properties Trust
March 12, 2009

          This Opinion Letter is based as to matters of law solely on the applicable provisions of the Alabama Real Estate Investment Trust Act of 1995, as currently in effect. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations (and in particular, we express no opinion as to any effect that such other laws, statutes, ordinances, rules, or regulations may have on the opinion expressed herein). As used herein, the term “Alabama Real Estate Investment Trust Act of 1995” includes the statutory provisions contained therein, all applicable provisions of the Alabama Constitution and reported judicial decisions interpreting these laws.
          Based upon, subject to and limited by the foregoing, we are of the opinion that, when issued and delivered in the manner and on the terms described in the Registration Statement and the Program, the Shares will be validly issued, fully paid, and nonassessable.
          In addition to the qualifications, exceptions and limitations elsewhere set forth in this Opinion Letter, the foregoing opinion is also subject to the effect of: (1) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (2) the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).
          In accordance with the general policies of this law firm in rendering legal opinions, we have assumed for the purposes of the opinions expressed herein that no fraud exists with respect to any of the matters relevant to the opinions expressed herein, although we have no reason to believe that there exists any fraud which would render invalid the opinion expressed above.
          This Opinion Letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.
          We hereby consent to the filing of this Opinion Letter as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. Hogan & Hartson L.L.P., counsel to the Company, may rely on this opinion in rendering its opinion to you with respect to those matters specified herein. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,
/s/ Sirote & Permutt, P.C.
Sirote & Permutt, P.C.